UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 1, 2025
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2025, the Board of Directors (the “Board”) of Kimberly-Clark Corporation (the “Corporation”) elected Russell Torres, 54, as President and Chief Operating Officer, effective May 1, 2025. In his new role, Mr. Torres is responsible for the day-to-day operations of our business segments, along with our global growth, innovation, digital and technology, and supply chain functions.

Mr. Torres served as the Corporation’s President, North America since October 2024 and was responsible for our personal care, family care and professional businesses in North America. Prior to that, he served as Group President, K-C North America since 2021, where he was responsible for our consumer business in North America, and as President of K-C Professional from 2020 to 2021. Mr. Torres joined Kimberly-Clark from Newell Brands Inc., a consumer goods company, where he served as Group President since 2018 and as Chief Transformation Officer from 2016 to 2018. Prior to joining Newell Brands, Mr. Torres was a partner at Bain & Company from 2013 to 2016. Prior to that, Mr. Torres served as a senior executive at Mondelēz International in its North America business unit from 2011 to 2013. Prior to Mondelēz, Mr. Torres had a previous term at Bain & Company, where he was a partner from 2003 to 2011.

Mr. Torres’ base salary will be $975,000 per year. As a participant in the Corporation’s annual incentive plan, Mr. Torres will be eligible for an annual bonus, based on company performance. His target bonus under the plan has been set at 125% of his base salary. Mr. Torres will be eligible for annual stock-based incentives and his annual award on May 1, 2025 was comprised of 19,866 performance-based restricted share units and 13,244 time-vested restricted share units. He will also participate in the Corporation’s supplemental 401(k) plan, executive severance plan and other benefit plans available to the Corporation’s executive officers and employees, as described in the Corporation’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 1, 2025.

A copy of the news release announcing the appointment of Mr. Torres as President and Chief Operating Officer is attached as Exhibit 99.1.

Also on May 1, 2025, the Board elected Jeffrey Melucci as Chief Strategy, Business Development and Administrative Officer, responsible for strategy, business development and other core corporate affairs and functions of the Corporation.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

99.1    News release issued by Kimberly-Clark Corporation on May 6, 2025.
101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	May 6, 2025	By:	/s/ Grant B. McGee
Grant B. McGee Senior Vice President and General Counsel

Exhibit 99.1
Kimberly-Clark Promotes Russ Torres to President and Chief Operating Officer

DALLAS -- May 6, 2025 -- Kimberly-Clark Corporation (NYSE: KMB) today announced that Russ Torres, President, North America, has been promoted to President and Chief Operating Officer, effective immediately.

As President and COO, Torres will be responsible for the day-to-day operations of Kimberly-Clark’s business segments. He will also have responsibility for the Global Supply Chain, R&D, Global Growth and Digital Technology Solutions organizations. Torres will continue to report to Mike Hsu, Kimberly-Clark’s Chairman and CEO. Kurt Laufer, current President of US Consumer Sales, will serve as Interim President, North America while the Company conducts a search to identify a permanent successor.

Torres has served as President of Kimberly-Clark's North America business since October 2024, responsible for the Company's personal care, family care and professional businesses in North America. Prior to that, he served as Group President, K-C North America since 2021, where he was responsible for the consumer business in North America, and as President of K-C Professional from 2020 to 2021, where he led business-to-business operations globally. Torres has more than 25 years of experience in the consumer product goods industry, and prior to Kimberly-Clark served in a number of key senior leadership roles at Newell Brands, Bain & Company and Mondelez International (formerly Kraft Foods).

“Russ is a purpose-driven leader who has driven commercial transformation and outstanding results in the businesses he has led. Under his leadership, Kimberly-Clark’s North America business strengthened its growth trajectory, achieving mid-single digit compound annual growth,” said Hsu. “As we embark on the next phase of our Powering Care strategy focused on bringing our global expertise and best-in-K-C proprietary technologies to every market, I’m excited to partner with Russ as we accelerate progress on our enterprise transformation. We’re more focused than ever on sharpening operational execution to drive enhanced growth and profitability. Russ is the right leader to take on this new role.”

Torres commented, “There is incredible potential still to be unlocked at Kimberly-Clark, and I look forward to working with our teams around the world to continue to execute on Powering Care, build on the power of our brands across the mega categories we serve and usher in the next chapter of growth.”

About Kimberly-Clark
Kimberly-Clark (NYSE: KMB) and its trusted brands are an indispensable part of life for people in more than 175 countries and territories. Fueled by ingenuity, creativity, and an understanding of people's most essential needs, we create products that help individuals experience more of what's important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Plenitud, Sweety, Softex, Viva and WypAll, hold No. 1 or No. 2 share positions in approximately 70 countries. We use sustainable practices that support a healthy planet, build strong communities, and ensure our business thrives for decades to come. We are proud to be recognized as one of the World's Most Ethical Companies® by Ethisphere for the seventh year in a row and one of Fortune's Most Innovative Companies in America in 2024. To keep up with the latest news and to learn more about the company's more than 150-year history of innovation, visit the Kimberly-Clark website.

For further information:
Media: Kyrsten Aspegren, Kimberly-Clark Corporation, media.relations@kcc.com;
Investors: Chris Jakubik, CFA, Kimberly-Clark Corporation, KC.InvestorRelations@kcc.com